UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – September 15, 2008

ENERGY FUTURE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 15, 2008, it was reported that Lehman Brothers Holdings Inc. (“Lehman”) filed for protection under Chapter 11 of the federal Bankruptcy Code in the United States Bankruptcy Court in the Southern District of New York. Subsidiaries of Energy Future Holdings Corp. (the “Company”) have business relationships with Lehman and its subsidiaries.

Subsidiaries of the Company are counterparties with subsidiaries of Lehman with respect to wholesale energy marketing transactions, including natural gas hedging transactions that are part of the Company’s corporate hedging program. The obligations of these Lehman subsidiaries are guaranteed by Lehman, and the Lehman bankruptcy filing gives the Company’s subsidiaries the right to terminate the transactions. The Company’s subsidiaries provided notice to the Lehman subsidiaries terminating these transactions effective on September 15, 2008. The Company believes that, as of September 15, 2008 (i.e. the termination date), its subsidiaries’ direct net financial position with respect to these transactions is not material and that its overall corporate hedging program is not materially impacted by this termination.

A subsidiary of Lehman is a lender under the senior secured facilities of Texas Competitive Electric Holdings Company LLC (“TCEH”), a subsidiary of the Company. As of September 15, 2008, the aggregate amount of unfunded commitments under (i) TCEH’s $2.7 billion revolving credit facility was approximately $2.49 billion of which the Lehman subsidiary’s unfunded portion was approximately $285 million and (ii) TCEH’s $4.1 billion delayed draw term loan facility was approximately $1.2 billion of which the Lehman subsidiary’s unfunded portion was approximately $17 million. In addition, a subsidiary of Lehman is a lender under the secured revolving credit facility of Oncor Electric Delivery Company LLC (“Oncor”), a subsidiary of the Company. As of September 15, 2008, the aggregate amount of unfunded commitments under this facility was approximately $1.5 billion of which the Lehman subsidiary’s unfunded portion was approximately $132 million. The Company does not believe the potential reduction in available capacity under these credit facilities will have a significant impact on the liquidity of the Company and/or its subsidiaries.

* * * * *

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and the Company’s Quarterly Report of Form 10-Q for the quarterly period ended June 30, 2008. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. The Company undertakes no obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: September 16, 2008

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